UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012

Western Liberty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-33803	26-0469120
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8363 W. Sunset Road, Suite 350 Las Vegas, Nevada		89113
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 966-7400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

e) On March 23, 2012, the Board of Directors (the “Board”) of Western Liberty Bancorp (the “Company”) approved and adopted an amendment and restatement (the “Restatement”) of the Stock Option Plan (the “Plan”) of the Company’s wholly-owned subsidiary, Service1st Bank of Nevada (“Service1st”), effective as of October 28, 2010. The Restatement modifies the Plan solely to reflect the assumption of the Plan by the Company in connection with the Company’s acquisition of Service1st on October 28, 2010 (the “Acquisition”) by: (i) renaming the Plan the Western Liberty Bancorp Stock Option Plan; (ii) reflecting the conversion of all options granted under the Plan prior to the Acquisition to acquire Service1st common stock into options to purchase common stock of the Company (“Common Stock”); (iii) converting all remaining shares available for awards under the Plan from shares of Service1st common stock to shares of Common Stock; and (iv) adopting certain other amendments to reflect the assumption of the Plan by the Company. The shares of Common Stock remaining available for option awards under the plan when the Acquisition occurred now represent 229,023 shares available for award by the Company, including to executive officers. No specified amounts are payable to executive officers under the Plan.

The foregoing is not a complete description of the Restatement and is qualified in its entirety by reference to the Restatement, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Western Liberty Bancorp Stock Option Plan (amended and restated as of October 28, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN LIBERTY BANCORP

Date: March 28, 2012	By:	/s/ Patricia A. Ochal
	Name:	Patricia A. Ochal
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Western Liberty Bancorp Stock Option Plan (amended and restated as of October 28, 2010)